Third Quarter 2021 Earnings Release Conference Call
October 29, 2021

Randy Wilson – Terex Corporation – Director, Investor Relations

Good morning and welcome to the Terex third quarter 2021 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Good morning and thank you for joining us and for your interest in Terex. I want to take a moment and emphasize once again that Terex’s actions are always guided by our values. We consistently act with integrity, operate with excellence, and care for our team members, customers and communities. I would like to thank our team around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority in the Company, driven by Think Safe, Work Safe, Home Safe.  All Terex team members have contributed to our effort to continue to produce and service equipment for our customers while maintaining a safe working environment.

Please turn to slide 4. The team has built on the existing strong foundation for long-term success with our Environmental, Social and Governance or “ESG” efforts. A few key points that I would like to highlight as we progress on this journey. Leading with strong governance, our ESG efforts are led by senior management with oversight from our Board of Directors. Turning to Social, Diversity, Equity and Inclusion is being embraced and driven by our senior leaders as we increase the dialogue and training around this important topic. On the environmental front, you will hear more later about how our teams continue to deliver sustainable and innovative products which our customers are demanding. Finally, we continue to communicate with stakeholders about our ESG journey. We recently released our second ESG report, which can be found on our Investor Relations website. The team looks forward to continuing to engage with investors about ESG matters. I am pleased with our efforts to date, but the team recognizes there is more work to do around this important topic and we will drive execution of our ESG priorities.

Please turn slide 5. Now, let me highlight some of our third quarter results, which Duffy will describe in greater detail. During the quarter, we continued to deliver strong year-over-year top line revenue growth. We were impacted by supply chain challenges limiting our production output, especially within our Aerial Work Platforms (“AWP”) segment. As a result of the supply chain challenges, revenues were approximately 9% below our expectations from the beginning of the quarter. Global end market demand remains very robust, as demonstrated by our quarterly bookings in Q3 being double the prior year. Even when compared to historically good end market demand environments, such as Q3 2019, our bookings were up approximately 140%. We do expect end market demand to remain strong through the remainder of this year and into 2022. Our operating margins and earnings per share (“EPS”) in the quarter improved significantly versus the third quarter of last year, but were lower than our prior expectations because of the revenue shortfall, supply chain challenges impacting the efficiency of our manufacturing operations, and inflationary cost pressures, which were only partially offset by our pricing actions. We expect the supply chain environment we experienced in Q3 to continue through the fourth quarter and into 2022. Today’s updated financial outlook for 2021 reflects this expectation. I am extremely proud of our teams’ management of working capital and free cash flow generation. With $43 million of positive free cash flow in the quarter, we posted our sixth consecutive quarter of positive free cash flow. Year-to-date, we have now generated more than $180 million of free cash flow. This strong performance allowed us to use available cash to prepay another $150 million of debt in October. Today, Terex enjoys one of the strongest balance sheets it has ever had. During the third quarter our team worked tirelessly to manage supply chain and logistics disruptions while delivering for customers, tightly managed all costs and delivered improved margins and positive free cash flow. Our financial results demonstrate that our strategic priorities are working to improve the Company and to deliver positive financial results for shareholders.

Please turn to slide 6. We continue to improve Terex’s global cost-competitiveness. For the full-year 2021, our SG&A as percent to sales will be substantially below our target of 12.5%. During 2021, we have been treating nearly all SG&A costs as fixed, taking advantage of higher revenue to leverage the cost structure. We will continue to maintain strict cost discipline while recognizing that growth in the business will necessitate some investment spending. In the third quarter, we started production of telehandlers in Monterrey, Mexico. This action is on track and will reduce the cost of manufacturing our telehandler products for the North American market. Turning to innovation, we remain focused on purposeful innovation delivering electrification, digital and other offering enhancements that provide value to our customers. In Utilities we have rolled out our high-power solution, which operates the boom electrically and eliminates noise and emissions, and Genie is producing E-Drive scissors, which address the need for hybrid and fuel-electric product offerings. Approximately two-thirds of Genie scissors and one-third of Genie booms are offered with hybrid and electric technology. Materials Processing (“MP”) has launched 28 new products in 2021. The segment also continues to develop and deploy digital offerings for dealers and customers. More than 7,000 units in the installed base are now fitted with telematics hardware that is enabling these offerings. MP is also implementing digital dealer solutions, including Connected Dealer Inventory or “CDI”. The number of active dealers using CDI doubled in 2021 and more growth is anticipated. Finally, we are investing for growth. In China, we are increasing production in both segments. We produced our first Genie J-Boom in our recently expanded Changzhou facility and our MP production is progressing according to plan. We launched a new product line in waste and recycling called Terex Recycling Systems or “TRS”. The new product line will add modular offerings for stationary systems. The TRS offering complements our Ecotec and CBI businesses, which offer mobile waste and recycling equipment.

Turning to slide 7, our AWP and MP segments continue to demonstrate resiliency and flexibility to capture the benefits from the positive market fundamentals that we are seeing. First, in Genie the current market dynamics point to a multi-year replacement cycle for Genie equipment. The average age of fleets globally is increasing, and customers need to replenish their fleets, so the replacement cycle is here. Adoption is taking place in emerging markets such as China. Non-residential investment indicators are positive. These factors are leading to strong order activity. In MP, we expect global demand for crushing and screening equipment to continue to grow. Broad based economic growth, construction activity and aggregates consumption are the primary market drivers. We are seeing strong markets for our concrete mixer truck, material handling, and environmental businesses. Overall, we are seeing robust market conditions around the world for our industry leading products and solutions. However, while demand remains strong, we anticipate ongoing supply chain disruptions to persist throughout the fourth quarter and into 2022. It is a dynamic situation, which is constantly changing, and we are not expecting significant improvement in the near-term. Freight and logistics have also been a growing issue with delays and increased costs. The availability of containers, ships, and increasing offload times are impacting our production and delivery schedules. Our production and supply chain team members are doing a remarkable job, demonstrating resilience and flexibility to maximize the number of machines we can ship to our customers. Our strategic sourcing initiative has produced stronger relationships with suppliers, resulting in more insight, transparency and communication. This has helped our teams work with suppliers to ensure we are receiving a higher allocation of components. Our engineering teams have worked with suppliers to redesign components to maximize availability of critical electronic subsystems. These are dynamic times and I am confident that Terex will deliver continued operational progress due to the tireless efforts of our team members. With that, I will turn it over to Duffy.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John. Turning to slide 8, let’s look at our third quarter results. Overall, revenues of almost $1 billion were up nearly 30% year-over-year with both of our operating segments’ revenues up more than 25%. As John mentioned earlier, revenues were lower than our expectations going into the quarter. As a result of the higher revenues, our absolute amount of gross profit in the quarter increased 22%. The current global supply chain dynamics materially increased the cost of our operations for both segments through reduced efficiency in our manufacturing facilities and higher material, logistics and labor costs. In the short run, given previously committed customer purchase orders especially in our AWP segment, we have been unable to pass all of these increased costs onto our customers. As a result, gross margins contracted year-over-year in the third quarter. To mitigate the negative impacts of the operating environment, our teams have been maintaining strict discipline in our SG&A spending. Despite this quarter’s revenue being 30% higher than the same quarter last year, SG&A was $6 million lower than the prior year. For the quarter, we recorded an operating profit of $74 million, compared to $37 million in the third quarter of last year, achieving an operating margin of 7.5%. Interest and other expense was approximately $3 million lower than Q3 of last year, resulting from lower outstanding borrowings combined with reduced rates on the debt we refinanced earlier this year. Our third quarter 2021 global effective tax rate was approximately 23%, driven by a mix of discrete items in the quarter. Our tax rate estimate for the full year remains 19%, consistent with our previous outlook. Finally, our reported EPS of $0.67 per share more than doubled year-over-year.

Turning to slide 9 and our AWP segment financial results. Sales of $573 million were up 29% compared to last year, driven by continued strong demand in all global markets. AWP delivered improved operating margins in the quarter, driven by increased production and aggressively managing all costs. Third quarter bookings of $981 million were up dramatically compared to Q3 2020, while backlog at quarter end was $1.7 billion, almost four-times the prior year. Approximately 70% of AWP’s September 30 backlog is scheduled for delivery in 2022. A portion of this backlog represents orders with 2021 pricing that were scheduled for delivery in 2021, that have now carried over into 2022. As a result, we expect the first half of next year to be price cost negative. However, we do expect AWP to be price cost neutral for the full-year 2022.

Now turning to slide 10 and MP’s Q3 financial results. MP had another excellent quarter. Sales of $419 million were up 35% compared to last year, driven by strong customer demand across all end markets and geographies. The MP team has been aggressively managing all elements of cost as end markets improve, resulting in an operating margin of almost 14%. It is a testament to the MP team’s operational strength to deliver these robust operating margins. MP saw its businesses strengthen through the quarter with bookings up approximately 62% year-over-year. Backlog of $1 billion is more than three and a half times higher than last year and was up 18% sequentially.

Turning to slide 11, I will now review our updated financial outlook for the full year. This outlook takes into consideration the current end market demand environment as well as the increased supply chain and input cost headwinds that we have discussed today. As for commercial demand, we have seen our end markets remain robust over the course of the third quarter. We expect continued global end market strength over the remainder of the year and into 2022. Our full-year revenue outlook for the Company as a whole and both segments is limited due to the availability of components from our supply chain. We now expect our AWP segment revenues for the full year to be slightly lower than our previous sales outlook communicated in July. In addition, we are expecting our operations to be impacted over the remainder of this year and into 2022 by accelerating cost increases. As we have already contracted with customers for nearly all of our remaining 2021 revenue, most of the benefit of price increases which we have been implementing to offset inflationary pressures will not be realized until 2022, especially in our AWP segment. We have slightly lowered our total Company outlook for operating margins as a result of lower AWP margin, partially offset by improving MP margins. As a result of positive first-half callouts, corporate and other costs continue to be expected to be slightly higher in the second half versus the first half of the year. Finally, we continue to plan for total company incremental margins for the full-year 2021 which exceed our 25% target. Our full-year EPS outlook, including charges of $0.27 per share for the refinancing of our capital structure and other year-to-date callouts, has been revised to $2.75 to $2.85 per share, based on sales of approximately $3.85 billion. For the full-year 2021, we are estimating free cash flow in excess of $200 million, reflecting a strong year of positive cash generation. Full-year free cash flow continues to include approximately $75 million from income and VAT tax refunds, which are not expected to reoccur.  We now plan for capital expenditures of approximately $80 million. The largest project included in capital expenditures is for the Genie Mexico manufacturing facility.

Turning to slide 12. Our updated 2021 full-year EPS outlook takes into consideration: first, the small reduction in our full-year outlook for AWP segment revenues; second, the inflationary cost pressures we are experiencing in most areas of our businesses; third, the benefit of price increases we have been implementing, which currently is only partially offsetting these cost increases; and, finally, the operational efficiency and SG&A cost mitigation actions we have been taking to improve the business. Overall, our 2021 outlook continues to represent a significant improvement in operating performance when compared to 2020. We will continue to aggressively manage costs, while positioning our businesses for growth.

Turning to slide 13 and I will review our disciplined capital allocation strategy. Our team members remain vigilant and will continue to efficiently manage production and scrutinize every expenditure. The positive free cash flow of $43 million in the quarter demonstrates the focus and discipline of our team members who have tightly managed net working capital. Terex has ample liquidity. At the end of the quarter, we had approximately $1.2 billion available to us with no near-term debt maturities, so we can manage and grow the business. Our strong liquidity position and cash generation allowed us to prepay $150 million of term loans in October, which is in addition to the $279 million prepaid earlier this year. All this while the Company continues to pay our quarterly dividend. We are committed to continuing to strengthen Terex’s balance sheet, while maintaining flexibility to execute our growth plans. And with that, back to you John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks Duffy. Before we go to your questions, I would like to acknowledge that this will be Duffy’s last conference call with Terex. As announced a few weeks ago, the entire team is excited to welcome Julie Beck, who will be joining us next week, and you will get to meet Julie at our upcoming conferences in November and December. On behalf of the Board of Directors, the Executive Leadership Team, and all Terex team members, we want to thank Duffy as he will be retiring after five years of exceptional service and leadership at Terex. He has been a great leader, mentor, and teammate, and he has also created tremendous value for our Company. In his five years as CFO, Duffy’s guidance has been especially important to me as he helped lead our transformation journey and position Terex for a strong future.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks for that, John. I would like to take a moment to thank each Terex team member for their support. I know you will continue to do the same for Julie. I also want to thank you, the analyst and investment community, whom I have interacted with on these calls and at conferences. Your pushing and prodding made me a better CFO for Terex. And most importantly, to you John, for giving me this opportunity. We are a great team and good friends. And with that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations

Thanks, Duffy. As a reminder, during the question and answer session we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.
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